Exhibit 99.2

GENERAL RELEASE OF ALL CLAIMS AND STANDSTILL AGREEMENT
This General Release of All Claims and Standstill Agreement (this “Agreement”) is entered into by James J. Connor (the “Executive”) and Tecumseh Products Company (the “Company”), in connection with the termination of the Executive’s employment with the Company as of June 27, 2014 (“Termination Date”).
In connection with the Executive’s employment with the Company, the Executive and the Company executed the following documents: (i) certain agreements with respect to bonus, stock appreciation rights, phantom shares and equity awards; and (ii) an offer letter dated December 14, 2009 (together with any other documents relating to Executive’s employment, collectively, the “Employment Documents”).
In consideration of (a) the payment of $835,000.00, which shall be paid to the Executive over the 20 months after the Effective Date (defined below) in accordance with the Company’s normal payroll cycle and subject to all appropriate tax withholdings, provided, however, that in the event of a Change in Control of the Company (defined below), the unpaid balance of the $835,000.00 as of the effective date of the Change in Control will be paid in a lump sum amount, subject to all appropriate tax withholdings; (b) the payment or reimbursement of COBRA premiums, including any administrative fees, paid on a monthly basis until the earlier of Executive obtaining full-time employment and the expiration of 18 months after the Termination Date; and (c) the retention by the Executive of the Executive’s current cellular telephone number (collectively, “Consideration”), the Executive and the Company agree as follows:
1.Return of Property. All Company files, access keys and codes, desk keys, ID badges, computers, records, manuals, electronic devices, computer programs, papers, electronically stored information or documents, telephones and credit cards, and any other property of the Company in the Executive’s possession or under his control must be returned no later than the date of the Executive’s Termination Date.
2.General Release, Waiver of Claims and Resignation.
(a)Release. After consultation with counsel, the Executive and each of the Executive’s respective heirs, executors, administrators, representatives, agents, insurers, successors and assigns (jointly and severally, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company, its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders, members, partners, representatives and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of, (i) the Executive’s employment relationship with and service as an employee, officer or director of the Company or any subsidiaries or affiliated companies and the termination of such relationship or service through the Termination Date, (ii) any matters relating to the Employment Documents or any other agreement or arrangement relating to Executive’s employment with the Company or relating to compensation, bonuses, incentives, or other benefits for Executive, including any stock appreciation rights or phantom shares, and (iii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the Termination Date; provided, however, that the Executive does not release, discharge or waive any rights to (y) the Consideration payable in accordance with the terms of this Agreement and (z) any indemnification rights that the Executive may have pursuant to the Indemnification Agreement executed by the Executive and the Company on June 14, 2013.
(b)Specific Release of ADEA Claims. As condition to the payment of the Consideration, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims arising under Age Discrimination in Employment Act (“ADEA”) that the Releasors may have as of the date the Executive signs this Agreement. By signing this Agreement, the Executive hereby acknowledges and confirms the following, (i) the Executive was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (iv) the Executive is providing this release and discharge only in exchange for the Consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven (7) days following the execution of this Agreement within which to revoke the release contained in this paragraph, by providing the Company with a written notice of his revocation of the release and waiver contained in this paragraph. No Consideration will be paid to the Executive until after the expiration of this seven (7) day period without a revocation (“Effective Date”).
(c)    Resignation. Effective as of the Termination Date, the Executive hereby resigns as an officer, director and employee of each of the Releasees.

(d)    No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. The Company may assign this Agreement, in whole or in part, to any affiliated company or subsidiary of, or any successor in interest to, the Company.
3.General Agreement Relating to Proceedings. The Executive has not filed, and the Executive agrees not to initiate, cause to be initiated on his behalf or assist or participate with any other person in initiating or pursuing, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body, including, without limitation, such matters relating to his employment or the termination of his employment, other than with respect to the obligations of the Company under this Agreement (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.
4.Remedies. In the event the Executive initiates or participates in any Proceeding, or if he fails to abide by any of the terms of this Agreement or his post-termination obligations contained in this Agreement, or if he revokes the ADEA release contained in paragraph 2(b) within the seven-day period provided under paragraph 2(b), the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are subsequently due under this Agreement, without waiving the release granted under Paragraph 2 of this Agreement, and the Executive shall reimburse the Company for any portion of the Consideration which has been paid to the Executive. The Executive shall pay all of the Releasee’s attorneys’ fees in connection with any Proceeding. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under this Agreement or his obligations under paragraphs 2 and 3 herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to measurement in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity or as may otherwise be set forth in this Agreement, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his post-termination obligations under this Agreement or his obligations under paragraphs 2 and 3 herein. Such injunctive relief in any court shall be available to the Company.
The Executive understands that by entering into this Agreement he shall be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.
5.    Mutual Non-Disparagement. Executive hereby agrees and covenants that he will not at any time make, publish or communicate , and he will not assist any person in making, publishing or communicating to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Releasees, or any of their businesses, products or services. The Company hereby agrees and covenants that it will not at any time make, publish or communicate, and it will not assist any person in making, publishing or communicating to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Executive or his abilities, character, job performance, or contributions to the Company. The Company will provide, upon request by a prospective employer, an employment reference, which will consist of the Executive’s hire date, last date worked and job title as of date of termination. In response to an inquiry by a prospective employer, the Company will make no disparaging or negative comments, statements, or gestures about the Executive or the Executive’s employment with the Company.
6.    Change in Control. A change of control shall occur when (a) Control over the appointment and replacement of at least 50% of the Board is transferred to a previously and otherwise unrelated entity or entities which is pre-approved by the Board; or (b) transfer of substantially all of the Company’s assets to a previously and otherwise unrelated entity or entities in connection with a major corporate transaction between the Company and such unrelated entity or entities; or (c) the Company sells or otherwise transfers all or substantially all control over its major corporate and governance affairs in any single transaction or series of related transactions to a previously and otherwise unrelated entity or entities in a manner that significantly alters the Company’s ability to make material governance or management decisions for the Company.
7.    Standstill. From Termination Date until the expiration of 20 months after the Termination Date, the Executive and any entity formed by the Executive after the Termination Date shall not, directly or indirectly, without the express written consent of the Board of Directors or the Company, which consent shall not be unreasonably withheld.
(a) (i) make any written proposal to the Board of Directors of the Company, or to any director, officer, or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company or any other transaction which could result in a change of control, (ii) solicit any other individual or entity to make any such statement or proposal, or (iii) advise, assist, or participate with, any other individual or entity in connection with the foregoing provided, however, that the Executive shall not need the express written consent of the Board of Directors or the Company to act in an advisory or consulting role to a private equity firm that the Company has approved to conduct due diligence for the potential presentation of an offer to the Company; provided, further, that prior to the Company’s approval, Executive will advise the Company in writing of his advisory or consulting role;
(b) make, or in any way promote, fund, advise or participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934) to vote any securities of the Company for any purpose, including the election of director(s), seek to advise any person or entity with respect to the voting of any such securities, initiate or propose any shareholder proposal or induce or attempt to induce any other Person to initiate any shareholder proposal with respect to the Company;
(c) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any Securities of the Company;
(d) otherwise act to seek to exercise any control or influence over the management, board of directors or policies of the Company;
(e) make a public request to the Company, or its shareholders to take any action in respect of the foregoing matters; or
(f) disclose any intention, plan or arrangement inconsistent with the foregoing.
8.    Severability Clause. In the event that any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.
9.    Nonadmission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Company or the Executive.
10.    Governing Law and Forum. The Executive and the Company agree that this Agreement and all matters or issues arising out of or relating to the Executive’s employment with the Company and/or this Agreement shall be governed by the laws of the State of Michigan applicable to contracts entered into and performed entirely therein. Any action relating to this Agreement shall be brought solely in the state or federal courts located in the Eastern District of Michigan, and the parties hereby submit to the personal jurisdiction of these courts as the sole and exclusive forums for the resolution of any disputes under this Agreement. All notices or communications hereunder shall be in writing, addressed as follows:
To the Company:

Tecumseh Products Company
5683 Hines Drive
Ann Arbor, MI 48108
Attn: Chief Executive Officer

with a copy to:

Honigman Miller Schwartz and Cohn LLP
660 Woodward Ave
2290 First National Building
Detroit, MI 48226
Attn: Patrick T. Duerr, Esq.
Fax:     313.465.7363

To the Executive:

James J. Connor
462 Cumberland Trail
Milford, MI 48381
All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery or nationally recognized courier, upon receipt, or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of such transmission.

11.    Waiver of Jury Trial. After consultation with counsel, Executive and the Company hereby waive their respective constitutional rights and any other rights that they may have to a jury trial with respect to any matter or dispute arising from, or relating to, this Agreement, Executive’s employment with the Company or the termination of that employment.
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.
IN WITNESS WHEREOF, the parties have executed this General Release of All Claims and Standstill Agreement as of the date first set forth above.
Tecumseh Products Company

By:
/s/ Roger A. Jackson
Roger A. Jackson
VP, Global Human Resources

THE EXECUTIVE

/s/ James J. Connor
James J. Connor

Dated:    June 27, 2014